                                                                    EXHIBIT (S)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT

                             Discover Card Master Trust I
                            Series 1998-6 Monthly Statement
                        Class A Certificate CUSIP #25466KBY4
                        Class B Certificate CUSIP #25466KBZ1

     Distribution Date: June 15, 2000               Month Ending:  May 31, 2000

     Pursuant to the Series Supplement dated as of July 30, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

     1.   Payments for the benefit of investors in Series 1998-6 on this
          --------------------------------------------------------------
          Distribution Date (per $1000 of Class Initial Investor Interest)
          ----------------------------------------------------------------

          Series  1998-6                             Total           Interest       Principal
              Class A      30 days at 5.850000000%   $4.875000000   $4.875000000    $0.000000000

              Class B      30 days at 6.050000000%   $5.041666667   $5.041666667    $0.000000000

     2.   Principal Receivables at the end of May, 2000
          ---------------------------------------------
       (a) Aggregate Investor Interest                        $22,195,347,968.08

           Seller Interest                                     $5,458,346,580.40

           Total Master Trust                                 $27,653,694,548.48

       (b) Group One Investor Interest                        $22,195,347,968.08

       (c) Series 1998-6 Investor Interest                       $526,316,000.00

       (d) Class A Investor Interest                             $500,000,000.00

           Class B Investor Interest                              $26,316,000.00

     3.   Allocation of Receivables Collected During May, 2000
          ----------------------------------------------------

                                                                    Finance Charge     Principal        Yield Collections /
                                                                     Collections      Collections       Additional Funds
       (a) Allocation of Collections between Investors and Seller

           Aggregate Investor Allocation.                          $375,281,653.51   $3,746,395,958.59               $0.00

           Seller Allocation:                                      $74,562,581.55      $744,350,148.64               $0.00

       (b) Group One Allocation                                    $375,281,653.51   $3,746,395,958.59               $0.00

       (c) Series 1998-6 Allocations                               $8,510,603.09        $84,960,425.61               $0.00

       (d) Class A Allocations                                     $8,085,050.44        $80,712,179.79               $0.00

           Class B Allocations                                     $425,552.65           $4,248,245.82               $0.00

       (e) Principal Collections as a monthly percentage of Master Trust Receivables
           at the beginning of May, 2000                                                        15.90%

       (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
           at the beginning of May, 2000                                                         1.59%

       (g) Total Collections as a monthly percentage of Master Trust Receivables
           at the beginning of May, 2000                                                        17.49%

     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
          ---------------------------------------------------------------------

                        Deposits into the  Deficit Amount
                        SPFAs on this          on this          SPFA          Investment
                        Distribution Date  Distribution Date   Balance          Income
          Series 1998-6           $0.00         0.00            $0.00           $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments
          ----------------------------------------------------------------
                                                                            Total Payments
                         Amount Paid on this      Deficit Amount             through this
                          Distribution Date    on this Distribution Date  Distribution Date
          Series 1998-6     $0.00                    $0.00                        $0.00


     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
          --------------------------------------------------------------------

                                              Deposits into the SIFA
                                              on this Distribution Date    SIFA Balance
          Series 1998-6                         $2,570,176.50               $12,850,882.50

     7.   Pool Factors for May, 2000
          --------------------------
          Class A                                                 1.00000000

          Class B                                                 1.00000000

     8.   Investor Charged-Off Amount
          ---------------------------
                                                                Cumulative Investor
                                                 May, 2000       Charged-Off Amount
       (a) Group One                           $115,389,406.44            $0.00

       (b) Series 1998-6                         $2,616,790.43            $0.00

       (c) Class A                               $2,485,943.99            $0.00

           Class B                                 $130,846.44            $0.00

       (d) As an annualized percentage of
           Principal Receivables at the
           beginning of May, 2000                         5.97%             N/A

     9.   Investor Losses for May, 2000
          -----------------------------

                                                                  Per $1,000 of Initial
                                                       Total     Series Investor Interest
       (a) Group One                                     $0.00          $0.00

       (b) Series 1998-6                                 $0.00          $0.00

       (c) Class A                                       $0.00          $0.00

           Class B                                       $0.00          $0.00

     10.  Reimbursement of Investor Losses for May, 2000
          ----------------------------------------------

                                                                  Per $1,000 of Initial
                                                       Total     Series Investor Interest
       (a) Group One                                     $0.00          $0.00

       (b) Series 1998-6                                 $0.00          $0.00

       (c) Class A                                       $0.00          $0.00

           Class B                                       $0.00          $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses for May, 2000
          --------------------------------------------------------------

                                                                  Per $1,000 of Initial
                                                       Total     Series Investor Interest
       (a) Group One                                     $0.00          $0.00

       (b) Series 1998-6                                 $0.00          $0.00

       (c) Class A                                       $0.00          $0.00

           Class B                                       $0.00          $0.00

     12.  Investor Monthly Servicing Fee payable on this Distribution Date
          ----------------------------------------------------------------

       (a) Group One                                            $38,679,938.32

       (b) Series 1998-6                                           $877,193.33

       (c) Class A                                                 $833,333.33

           Class B                                                  $43,860.00

    13.  Class Available Subordinated Amount at the end of the Distribution Date
         -----------------------------------------------------------------------

                                                                  As a percentage of
                                                   Total      Class A Invested Amount
          Series 1998-6 Class B                $44,736,860.00       8.9474%

     14.  Total Available Credit Enhancement Amounts
          ------------------------------------------

                                                        Shared Amount  Class B Amount
       (a) Maximum Amount on this Distribution Date           $0.00   $21,052,640.00

       (b) Available Amount on this Distribution Date         $0.00   $21,052,640.00

       (c) Amount of Drawings on Credit Enhancement
             on this Distribution Date                        $0.00            $0.00

       (d) Credit Enhancement Fee on this
             Distribution Date                                            $10,168.42

     15.  Delinquency Summary
          -------------------

          Master Trust Receivables Outstanding at the end of May, 2000     $28,071,726,498.52

                              Delinquent Amount  Percentage of Ending
          Payment Status      Ending Balance     Receivables Outstanding
          30-59 days         $638,764,649.94          2.28%

          60-179 days      $1,087,791,820.70          3.88%

     16.  Excess Spread Percentages on this Distribution Date (1)
          -------------------------------------------------------

       (a) Group One (2)                               4.95%

       (b) Series 1998-6 (3)                           5.55%

     17.  Net Charge-Offs on this Distribution Date (4)
          ---------------------------------------------

          Charge-offs net of recoveries as an annualized percentage of
          Principal Receivables at the beginning of May, 2000                   5.21%

                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                       ----------------------------
                                             Vice President

     -------------------------------------------------

      (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

      (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

      (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item
          1), (ii) the monthly servicing fee for each Class of this Series (see
          Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and
          (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

      (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1998-6 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of July 30, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1998-6 Master Trust Certificates for the Distribution Date occurring on June 15, 2000:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during May, 2000
     is equal to                                                                                               $4,940,590,342.29

 4.  The aggregate amount of Class A Principal Collections processed during
     May, 2000 is equal to                                                                                        $80,712,179.79

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during May, 2000 is equal to                                                                                  $8,085,050.44

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during May, 2000 is equal to                                                                 $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                          $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     May, 2000 is equal to                                                                                         $4,248,245.82

10.  The aggregate amount of Class B Finance Charge Collections processed
     during May, 2000 is equal to                                                                                    $425,552.65

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during May, 2000 is equal to                                                                 $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                          $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2000.

 Series 1998-6

                           GREENWOOD TRUST COMPANY

                                as Master Servicer

                           By:     [SIG]
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer